UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  1)

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CTI Industries Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CTI INDUSTRIES CORPORATION
22160 North Pepper Road
Barrington, Illinois 60010

AMENDMENT TO THE PROXY STATEMENT
OF CTI INDUSTRIES CORPORATION
DATED APRIL 30, 2007

CTI Industries Corporation filed a proxy statement dated April 30, 2007 in connection with the solicitation of proxies by the Board of Directors to be voted at the 2007 Annual Meeting of Shareholders, which will be held at the Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014, on June 22, 2007, 10:00 a.m., Central Standard Time. As stated in the proxy statement, only shareholders of record at the close of business on April 27, 2007 are entitled to vote at the meeting.

This Amendment provides additional and corrected information to that contained in the original proxy statement as filed which will be incorporated in the proxy statement as mailed to shareholders. Due to a clerical error, certain of the figures reported in the Summary Compensation Table in the original proxy statement filed on April 30, 2007 relating to Salary and Total Compensation were incorrect. The table below reports the correct compensation figures.

This Amendment is dated May 7, 2007.

CORRECTED SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table sets forth summary compensation information in accordance with respect to the Chief Executive Officer, Chief Financial Officer and each of the other four most highly compensated executive officers who were officers at December 31, 2006. These individuals, including the Chief Executive Officer and Chief Financial Officer are collectively referred to in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Howard W. Schwan President	2006	$161,000	$14,922	$31,034	$206,956
Stephen M. Merrick Executive, Vice President Secretary, Chief Financial Officer	2006	84,000	13,057	0	97,057
Steven Frank Vice President-Sales	2006	103,000	11,192	11,589	125,781
Brent Anderson Vice President-General Manager, Bag Division	2006	111,000	11,192	11,331	133,523
Samuel Komar Vice President-Marketing	2006	116,000	11,192	12,842	140,034
Timothy Patterson Vice President-Finance	2006	101,000	11,192	10,642	122,834
Total		$676,000	$72,747	$77,438	$826,185

Items included in All Other Compensation in the Summary Compensation Table and items identified as Perquisites and Other Personal Benefits in the All Other Compensation Table are set forth in the following tables of All Other Compensation and Perquisites:

May 7, 2007